                                                                   Exhibit 10.30


================================================================================


                         LICENSE ACQUISITION AGREEMENT

                                     among

                         TRITEL LICENSE-FLORIDA, INC.,

                         TRITEL LICENSE-GEORGIA, INC.

                                      and

                           PANTHER WIRELESS, L.L.C.

                         Dated as of October 20, 2000

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I - DEFINITIONS....................................................    1

ARTICLE II - PURCHASE AND SALE OF LICENSES; PAYMENT OF
             CONSIDERATION; CERTAIN RESTRICTIONS ON TRANSFER...............    4
                2.1  Purchase and Sale of Licenses.........................    4
                2.2  Payment of Consideration...............................   4
                2.3  Assumption of Indebtedness............................    4

ARTICLE III - CLOSING......................................................    4
                3.1  Time and Place of Closing.............................    4
                3.2  Closing Actions and Deliveries........................    5
                3.3  Payment of Transfer Taxes.............................    5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES................................    6

ARTICLE V - COVENANTS......................................................    8
                5.1  Consummation of Transactions..........................    8
                5.2  Confidentiality.......................................    9
                5.3  Certain Covenants.....................................   10

ARTICLE VI - CLOSING CONDITIONS............................................   10
                6.1  Conditions to Obligations of All Parties..............   12
                6.2  Conditions to Obligations of the Company..............   12
                6.3  Conditions to the Obligations of Tritel...............   13

ARTICLE VII - SURVIVAL AND INDEMNIFICATION.................................   14
                7.1  Survival..............................................   14
                7.2  Indemnification by Tritel.............................   14
                7.3  Indemnification by the Company........................   15
                7.4  Procedures............................................   15

ARTICLE VIII - TERMINATION.................................................   16
                8.1  Termination...........................................   16
                8.2  Effect of Termination.................................   16

ARTICLE IX - MISCELLANEOUS PROVISIONS......................................   17
                9.1  Amendment and Modification............................   17
                9.2  Waiver of Compliance; Consents........................   17

                9.3   Notices.............................................   17
                9.4   Parties in Interest; Assignment.....................   18
                9.5   Applicable Law......................................   18
                9.6   Counterparts........................................   18
                9.7   Interpretation......................................   18
                9.8   Entire Agreement....................................   18
                9.9   Publicity...........................................   19
                9.10  Specific Performance................................   19
                9.11  Remedies Cumulative.................................   19

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                         Page
                                                                         ----
Schedules

Schedule I         --      Florida Licenses
Schedule II        --      Georgia Licenses
Schedule 4.6       --      Consents and FCC Proceedings
Schedule 4.7       --      Litigation
Schedule 4.10      --      Seller FCC Proceedings

Exhibits

Exhibit A          --      Form of Opinion of FCC Counsel to Sellers
Exhibit B          --      Form of Opinion of Counsel to Sellers
Exhibit C          --      Form of Opinion of Counsel to the Company

                         LICENSE ACQUISITION AGREEMENT
                         -----------------------------

                  LICENSE ACQUISITION AGREEMENT, dated as of October 27, 2000, among Tritel License-Florida, Inc., a Delaware corporation ("Tritel-Florida"),
                                                             --------------
Tritel License-Georgia, Inc., a Delaware corporation ("Tritel-Georgia"; together
                                                       --------------
with Tritel-Florida, the "Sellers"), and Panther Wireless, L.L.C., a Delaware
                          -------
limited liability company (the "Company").
                                -------

                  WHEREAS, each of Tritel-Florida and Tritel-Georgia holds the personal communications services ("PCS") licenses described on Schedules I (the
                                   ---
"Florida Licenses") and II (the "Georgia Licenses"), respectively (the Florida
 ----------------                ----------------
Licenses and the Georgia Licenses, together, the "Tritel Licenses");
                                                  ---------------

                  WHEREAS, Sellers wish to sell to the Company, and the Company wishes to acquire from Sellers, the Tritel Licenses, all on the terms and subject to the conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                  As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and
                              -------                        -----------
"controlled") means the power to direct or cause the direction of the management
 ----------
and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                  "Claim" has the meaning set forth in Section 7.4.
                   -----

                  "Closing" has the meaning set forth in Section 3.1.
                   -------

                  "Closing Date" has the meaning set forth in Section 3.1.
                   ------------

                  "Company" has the meaning set forth in the preamble.
                   -------

                  "Confidential Information" means any and all information
                   ------------------------
regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

                  "Consents" means all consents and approvals of Governmental
                   --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the transactions contemplated hereby and for the Company to operate its business after the Closing Date as currently contemplated.

                  "FCC" means the Federal Communications Commission or similar
                   ---
regulatory authority established in replacement thereof.

                  "FCC Debt" means the indebtedness of each of Tritel-Florida
                   --------
and Tritel-Georgia to the USDT as of the Closing Date in respect of the Florida Licenses and the Georgia Licenses, respectively.

                  "FCC Law" means the Communications Act of 1934, as amended,
                   -------
including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

                  "Final Order" has the meaning set forth in Section 6.1(b).
                   -----------

                  "Florida Licenses" has the meaning set forth in the first
                   ----------------
recital.

                  "Georgia Licenses" has the meaning set forth in the first
                   ----------------
recital.

                  "Governmental Authority" means a Federal, state or local
                   ----------------------
court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                   -------
Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" has the meaning set forth in Section 7.4.
                   -----------------

                  "Indemnifying Party" has the meaning set forth in Section 7.4.
                   ------------------

                  "Law" means applicable common law and any statute, ordinance,
                   ---
code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

                  "License" means a license, permit, certificate of authority,
                   -------
waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

                  "Lien" means, with respect to any asset, any mortgage, lien,
                   ----
pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

                  "Losses" has the meaning set forth in Section 7.2.
                   ------

                  "Material Adverse Effect" means a material adverse effect on
                   -----------------------
the business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

                  "New York Courts" has the meaning set forth in Section 9.5.
                   ---------------

                  "PCS" has the meaning set forth in the first recital.
                   ---

                  "Person" means an individual, corporation, partnership,
                   ------
limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

                  "Representatives" has the meaning set forth in Section 5.2(a).
                   ---------------

                  "Section 7.2 Indemnified Party" has the meaning set forth in
                   -----------------------------
Section 7.2.

                  "Section 7.3 Indemnified Party" has the meaning set forth in
                   -----------------------------
Section 7.3.

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Solvent" means, when used with respect to any Person, that at
                   -------
the time of determination: (a) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), (b) the present fair saleable value of its assets is greater than its probable liability for its existing debts as such debts become absolute and mature, (c) it is then able and expects to be able to pay its indebtedness (including without limitation, contingent indebtedness and other commitments) as they mature, and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Subsidiary" shall mean, with respect to any Person, a
                   ----------
corporation or other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Tritel-Florida" has the meaning set forth in the preamble.
                   --------------

                  "Tritel-Georgia" has the meaning set forth in the preamble.
                   --------------

                  "Tritel Licenses" has the meaning set forth in the first
                   ---------------
recital.

                  "Tritel License Transfer" has the meaning set forth in Section
                   -----------------------
3.2(a).

                  "USDT" means the United States Department of the Treasury.
                   ----

                                  ARTICLE II

            PURCHASE AND SALE OF LICENSES; PAYMENT OF CONSIDERATION
            -------------------------------------------------------

                  2.1    Purchase and Sale of Licenses. Upon the terms and
                         -----------------------------
subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, each of Tritel-Florida and Tritel-Georgia shall sell, transfer, assign, convey and deliver to the Company, free and clear of all Liens (other than Liens of the USDT securing certain indebtedness to be assumed by the Company pursuant to Section 2.3), and the Company agrees to purchase, acquire and accept from each of Tritel-Florida and Tritel-Georgia, the Florida Licenses and the Georgia Licenses, respectively.

                  2.2    Payment of Consideration. At the Closing, the Company
                         ------------------------
agrees to pay to Sellers in consideration for the Tritel Licenses, the amount equal to 110% of the sum of (i) the aggregate amount payable to the FCC in respect of each Tritel License, as set forth on Schedules I and II hereof, minus
(ii) the FCC Debt, plus (iii) the aggregate amount of interest actually paid to the USDT by Sellers or Digital PCS, LLC prior to the Closing Date in respect of the FCC Debt (the "Purchase Price"). The Purchase Price shall be payable on the
                   --------------
Closing Date by wire transfer of immediately available funds to an account designated by Sellers in a written notice given to the Company on or prior to the Closing Date, such Purchase Price to be allocated between the Sellers on or prior to the Closing Date.

                  2.3    Assumption of Indebtedness. On and as of the Closing
                         --------------------------
Date, the Company shall accept and assume the FCC Debt.

                                  ARTICLE III

                                    CLOSING
                                    -------

                  3.1    Time and Place of Closing. Upon the terms and subject
                         -------------------------
to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Friedman Kaplan & Seiler LLP,
      -------
875 Third Avenue, New York, New York 10022 on the fifth business day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 6.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VI (the "Closing Date").
                                                ------------

                  3.2    Closing Actions and Deliveries. Upon the terms and
                         ------------------------------
subject to the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VI, to effect the purchase and sale of the Tritel Licenses, the parties shall on the Closing Date take the following actions:

                  (a)    Assignment of Licenses. Each of Tritel-Florida and
                         ----------------------
Tritel-Georgia shall execute and deliver to the Company, one or more instruments of assignment, in form and substance satisfactory to the FCC and reasonably satisfactory to the Company, sufficient to assign the Florida Licenses and the Georgia Licenses, as the case may be, to the Company (such assignments being herein collectively referred to as the "Tritel License Transfer").
                                        -----------------------

                  (b)    Payment of Purchase Price. The Company shall pay the
                         -------------------------
Purchase Price of the Tritel Licenses to Sellers in accordance with Section 2.2.

                  (c)    Assumption of Indebtedness. The Company shall execute
                         --------------------------
and deliver to each Seller an instrument of assumption, in form and substance satisfactory to the FCC and reasonably satisfactory to such Seller, in respect of the FCC Debt to be assumed by the Company pursuant to Section 2.3.

                  (d)    Other Deliveries. The parties shall execute and deliver
                         ----------------
or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the transactions contemplated hereby on the Closing Date.

                  3.3    Payment of Transfer Taxes. The Company shall pay or
                         -------------------------
cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the transfer of the Tritel Licenses.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

                  Each Seller (as to itself) and the Company represent and warrant to each other that:


                  4.1    Organization and Standing. It is a corporation or
                         -------------------------
limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby or its ability to perform its obligations under this Agreement.

                  4.2    Power and Authority. It has the requisite power and
                         -------------------
authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

                  4.3    Due Authorization. The execution and delivery of this
                         -----------------
Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

                  4.4    Enforceability. This Agreement has been duly executed
                         --------------
and delivered by it and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

                  4.5    No Breach. After giving effect to the transactions
                         ---------
contemplated hereby, it is not in breach of any obligation under this Agreement.

                  4.6    Consents; No Conflicts. Neither the execution, delivery
                         ----------------------
and performance by it of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 4.6, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent (other than those set forth on Schedule 4.6 or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained)), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby. To its knowledge, except as set forth on Schedule 4.6, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the transactions contemplated hereby or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the Tritel License Transfer.

                  4.7    Litigation. Except as set forth on Schedule 4.7, there
                         ----------
is no action (including court action), proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the transactions contemplated hereby or to fulfill its obligations under this Agreement, which seeks to prevent or challenge the transactions contemplated hereby, or which seeks to have an adverse effect on the Company.

                  4.8    FCC Compliance. It complies with all eligibility rules
                         --------------
issued by the FCC to hold broadband PCS licenses, including without limitation the rules on holding designated entity licenses, the FCC rules on foreign ownership and the CMRS spectrum cap.

                  4.9    Brokers. It has not employed any broker, finder or
                         -------
investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

                  4.10 Each of Tritel-Florida, with respect (where applicable) to the Florida Licenses, and Tritel-Georgia, with respect (where applicable) to the Georgia Licenses, represents and warrants to the Company that:

                  (a)    Tritel Licenses. It is the authorized legal holder,
                         ---------------
free and clear of any Liens (other than Liens securing the FCC Debt), of such Licenses, true and correct copies of which are attached to Schedules I and II hereto, as applicable. Such Licenses are, and on the Closing Date will be, valid and in full force and effect. Except as set forth on Schedule 4.10 and for proceedings affecting the PCS or wireless communications services industry generally, including investigations by governmental agencies of bidding practices of bidders in the FCC auctions of PCS spectrum, there is not pending, nor to its knowledge, threatened against it or such Licenses, any application, action (including court action), petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, any of such Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company to employ such Licenses in the Company's business after the Closing Date or seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any of such Licenses. Such Licenses are not subject to any conditions other than those appearing on the face of the Licenses themselves and those imposed by FCC Law.

                  (b)    Tritel Debt; Solvency. Each item of FCC Debt being
                         ---------------------
assumed by the Company shall be such Seller's bona fide obligation. Such Seller is Solvent after giving effect to the consummation of the transactions contemplated hereby.

                  (c)    Transferability. Neither the execution, delivery and
                         ---------------
performance by such Seller of this Agreement nor the assumption by the Company of the FCC Debt will (a) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon such Seller or any of the FCC Debt; or (b) require any Consent (other than those set forth on Schedule 4.6) or the approval of such Seller's board of directors (which approval has been obtained).

                                   ARTICLE V

                                   COVENANTS
                                   ---------

                  5.1    Consummation of Transactions. Each party shall use all
                         ----------------------------
commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement to consummate the transactions contemplated hereby, which efforts shall include, without limitation, the following:

                  (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the transactions contemplated hereby to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the transactions contemplated hereby by all Governmental Authorities and agencies, including the FCC, and make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the transactions contemplated hereby; provided that Sellers shall not make any filings with the FCC regarding the Tritel Licenses without the prior review and approval of the Company.

                  (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by either Seller or the Company or any other party in connection with the transactions contemplated hereby or otherwise to determine compliance with applicable FCC Rules.

                  5.2    Confidentiality.
                         ---------------

                  (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents

(collectively, "Representatives") to, keep secret and retain in strictest
                ---------------
confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this Section 5.2. Until the Closing, each party agrees to use Confidential Information received from another party only (i) to evaluate its interest in pursuing the transactions contemplated hereby and (ii) to pursue such transactions contemplated hereby, but not for any other purpose. All Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) The obligations set forth in Section 5.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents.

          (c) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 5.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
5.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 5.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 5.2.

          (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so, provided that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

          5.3  Certain Covenants. From and after the execution and delivery of
               -----------------
this Agreement to and including the Closing Date, each Seller shall:

          (a) Comply in all material respects with all applicable Laws, including all such Laws relating to the Tritel Licenses or their use;

          (b) Use commercially reasonable efforts to maintain the Florida Licenses and the Georgia Licenses, as applicable, in full force and effect;

          (c) Not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the Florida Licenses or Georgia Licenses, as applicable, or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the Florida Licenses or Georgia Licenses, as applicable, or any interest therein (other than Liens securing the FCC Debt to be assumed by the Company pursuant to Section 2.3). Without limiting the foregoing, neither Seller shall incur any material obligation or liability, absolute or contingent, relating to or affecting the Florida Licenses or Georgia Licenses, as applicable, or their use;

          (d) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (i) it, its properties or assets, including the Florida Licenses or Georgia Licenses, as applicable, or their use, and which could have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby, or (ii) the Florida Licenses or Georgia Licenses, as applicable, or their use;

          (e) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other parties and use commercially reasonable efforts to prevent or to promptly remedy such breach; and

          (f) Cause the other parties to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or could have a Material Adverse Effect on it, or materially adversely affect the Florida Licenses or Georgia Licenses, as applicable, or their use or the transactions contemplated hereby (other than proceedings affecting the PCS or wireless communications services industry generally), or (ii) any claim, action or proceeding which seeks to enjoin the consummation of the transactions contemplated hereby.

           5.4 Covenants of the Company. From and after the execution of this
               ------------------------
Agreement to and including the Closing Date, the Company shall:

          (a) Give written notice to the Sellers promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to it, its properties or assets and which could have a Material Adverse Effect on it or materially adversely affect the transactions contemplated hereby;

          (b) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other parties and use commercially reasonable efforts to prevent or to promptly remedy such breach;

          (c) Cause the other parties to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or could have a Material Adverse Effect on it or the transactions contemplated hereby (other than proceedings affecting the PCS or wireless communications services industry generally), or (ii) any claim, action or proceeding which seeks to enjoin the consummation of the transactions contemplated hereby; and

          (d) Not take any action which would cause it to become ineligible under applicable FCC Laws to hold the Tritel Licenses as of the Closing Date.

           5.5 Unjust Enrichment. To the extent that any unjust enrichment
               -----------------
penalties are assessed against either Seller as a result of the Tritel License Transfer, the Company shall assume all of such Seller's obligations and liabilities related to such penalty.

                                  ARTICLE VI

                              CLOSING CONDITIONS
                              ------------------

           6.1 Conditions to Obligations of All Parties. The obligation of each
               ----------------------------------------
of the parties to consummate the transactions contemplated hereby to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

          (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (b) The Consent of the FCC to the Tritel License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or either Seller, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by
            -----------
the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the transactions contemplated hereby, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on any party or to materially adversely affect the transactions contemplated hereby or any party's ability to perform its obligations under this Agreement shall have been obtained or made.

          (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the transactions contemplated hereby or prohibit such consummation, or (ii) impair in any material respect the operation of the Company.

           6.2 Conditions to Obligations of the Company. The obligation of the
               ----------------------------------------
Company to consummate the transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by the Company:

          (a) The representations and warranties of each Seller contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.7 and the third sentence of Section 4.10(a) (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on either Seller or its ability to perform its obligations under this Agreement or to materially adversely affect the transactions contemplated hereby.

          (b) Each Seller shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) An officer of each Seller shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to it.

          (d) Sellers shall have furnished the Company with opinions of counsel, each dated the Closing Date, in substantially the forms of Exhibits A and B.

          (e) All corporate and other proceedings of each Seller in connection with the Tritel License Transfer and the other transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the

Company, and each Seller shall have delivered to the Company such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company, which the Company shall have reasonably requested.

           6.3 Conditions to the Obligations of Sellers. The obligation of
               ----------------------------------------
Sellers to consummate the transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by Sellers:

          (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

          (b) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) An officer of the Company shall have delivered to Sellers a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to the Company.

          (d) The Company shall have furnished Sellers with an opinion of counsel, dated the Closing Date, in substantially the form of Exhibit C.

          (e) All corporate and other proceedings of the Company in connection with the Tritel License Transfer and the other transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Sellers, and the Company shall have delivered to Sellers such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to Sellers, which Sellers shall have reasonably requested.

                                  ARTICLE VII

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

           7.1  Survival. The representations and warranties made in this
                --------
Agreement shall survive the Closing until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing. After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VII.

           7.2  Indemnification by Seller. Each Seller, jointly and severally,
                -------------------------
shall indemnify and hold harmless the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 7.2 Indemnified Party"),
                                         -----------------------------
against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him or it in connection with the
                ------
investigation, defense, or disposition of any action, suit or other proceeding in which any Section 7.2 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of either Seller contained in this Agreement (except, any of the matters referred to on Schedule 4.7 or 4.10) being untrue in any material respect as of the date on which it was made, or (b) any material default by either Seller or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 7.2 Indemnified Party or its Affiliates. Further, each Seller hereby assigns to the Company its rights to indemnification under
Section 7.2(ii) of that certain License Purchase Agreement, dated as of May 20, 1999, between Tritel, Inc. and Digital PCS, LLC.

           7.3  Indemnification by the Company. The Company shall indemnify and
                ------------------------------
hold harmless each Seller and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 7.3 Indemnified Party"), against all Losses incurred by
               -----------------------------
him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 7.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 7.3 Indemnified Party or its Affiliates.

           7.4  Procedures.
                ----------

          (a) The terms of this Section 7.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 7.2 or 7.3. The Section
 -----
7.2 Indemnified Party or Section 7.3 Indemnified Party (each, an "Indemnified
                                                                  -----------
Party"), as the case may be, shall give prompt written notice of such Claim to
-----
the indemnifying party (the "Indemnifying Party") under the applicable Section,
                             ------------------
which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) Sellers, their Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the

Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

           8.1  Termination. This Agreement may be terminated, and the
                -----------
transactions contemplated hereby abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

          (a)   by mutual written consent of the parties;

          (b) by any party by written notice to the other parties, if the Closing shall not have occurred on or before the date that is two years after the date hereof, provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

          (c) by any party by written notice to the other parties, if the consummation of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

           8.2  Effect of Termination. (a) In the event of a termination of this
                ---------------------
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (a)   In the event of a termination of this Agreement pursuant to
Section 8.1, all provisions of this Agreement shall terminate, except Section
5.2 and Articles VII and IX.

          (b) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS
                           ------------------------

           9.1  Amendment and Modification. This Agreement may be amended,
                --------------------------
modified or supplemented only by written agreement of each of the parties.

           9.2  Waiver of Compliance; Consents. Any failure of any of the
                ------------------------------
parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 9.2.

           9.3  Notices. All notices or other communications hereunder shall be
                -------
in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

          If to either Seller:    c/o Tritel, Inc.
                                  Attention: James H. Neeld, IV, Esq.
                                  111 E. Capitol Street, Suite 500
                                  Jackson, Mississippi 39201
                                  Fax No.: (601) 914-8285

          With a copy to:         Young, Williams, Henderson & Fuselier, P.A.
                                  Attention: Wes Daughdrill
                                  2000 Deposit Guaranty Plaza P.O. Box 23059
                                  Jackson, Mississippi 39225-3059 Fax:
                                  (601)-355-6136


          If to the Company:      Panther, L.L.C.
                                  Attention: Thomas H. Sullivan
                                  1010 N. Glebe Road, Suite 800
                                  Arlington, Virginia 22201
                                  Fax No.: (703) 236-1136

          With a copy to:         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                                  P.C.
                                  Attention: Alicia M..V. Wyman
                                  One Financial Center
                                  Boston, Massachusetts 02111
                                  Fax No.: (617) 542-2241

           9.4  Parties in Interest; Assignment. This Agreement is binding upon
                -------------------------------
and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns.

           9.5  Applicable Law. This Agreement shall be governed by and
                --------------
construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for
                                                          ---------------
any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

           9.6  Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           9.7  Interpretation. The article and section headings contained in
                --------------
this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

           9.8  Entire Agreement. This Agreement, including the exhibits and
                ----------------
schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions contemplated hereby.

           9.9  Publicity. So long as this Agreement is in effect, the parties
                ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the transactions contemplated hereby without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 9.9 by a party shall not give rise to any right to terminate this Agreement.

          9.10  Specific Performance. The parties hereto agree that irreparable
                --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

          9.11  Remedies Cumulative. All rights, powers and remedies provided
                -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               PANTHER WIRELESS, L.L.C.


                                               By: /s/ Thomas H. Sullivan
                                                   -----------------------------
                                                   Name: Thomas H. Sullivan
                                                   Title: President

                                               TRITEL LICENSE-FLORIDA, INC.


                                               By: /s/ William M. Mounger, II
                                                   -----------------------------
                                                   Name: William M. Mounger, II
                                                   Title: Chairman, CEO


                                               TRITEL LICENSE-GEORGIA, INC.


                                               By: /s/ William M. Mounger, II
                                                   -----------------------------
                                                   Name: William M. Mounger, II
                                                   Title: Chairman, CEO

                                  SCHEDULE I

                               Florida Licenses
                               ----------------

                                  SCHEDULE II

                               Georgia Licenses
                               ----------------

                                                                    SCHEDULE 4.6

                                Seller Consents
                                ---------------


                               Company Consents
                               ----------------

                                                                    SCHEDULE 4.7

                               Seller Litigation
                               -----------------



                              Company Litigation
                              ------------------

                                                                   SCHEDULE 4.10

                            Seller FCC Proceedings
                            ----------------------

                                      -1-